UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

(Date of earliest event reported): November 15, 2004

FIRST VIRTUAL COMMUNICATIONS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-23305	77-0357037
(State or other	(Commission File No.)	(I.R.S. Employer
jurisdiction of		Identification No.)
incorporation
or organization)

3200 Bridge Parkway, Suite 202
Redwood City, California 94065
(Address of principal executive offices) (Zip code)

(650) 801-6500

(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[   ] Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEMS 1.01, 4.02, AND 7.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT; NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW; AND REGULATION FD DISCLOSURE	3
SIGNATURES	7

ITEMS 1.01, 4.02, AND 7.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT; NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW; AND REGULATION FD DISCLOSURE

Audit Committee Investigation; Restatement of Financial Results

     Overview

In April 2004, we announced that the audit committee of our board of directors had initiated a special investigation as a result of the identification by management of several irregular sales transactions, most of which had occurred in our Asia operations. The audit committee retained a special independent legal counsel and through them, independent forensic accountants, to review these transactions. As a result of the pendency of this investigation, we were unable to complete our quarterly financial statements for the quarters ended March 31, 2004, June 30, 2004 and September 30, 2004, and thus we were unable to release our results and timely file with the SEC our quarterly reports for the first, second and third quarters of 2004.

The special investigation is now complete. The audit committee determined that there were sales transactions, mostly in our Asia operations, that included irregular, undisclosed terms and that this resulted in accounting errors. The audit committee has determined that these errors, standing alone, would not have required a restatement of previously issued financial statements due to their immateriality for reporting purposes. In addition, the audit committee also identified certain sales transactions unrelated to our Asia operations that were not appropriately accounted for by us, including primarily transactions with one U.S. customer where revenue was recognized prematurely for certain sales transactions. The audit committee determined on November 15, 2004 that, as a result of the errors involving this one U.S. customer, it will be necessary to restate our financial results for the years ended December 31, 2001, 2002 and 2003. In connection with the restatement of our financial results for each of these years, the interim financial results for the quarters ended March 31, June 30, September 30 and December 31 of each of these years will be restated. Accordingly, the existing financial statements for these periods should no longer be relied upon. Furthermore, the audit committee has determined that while we will not be issuing full restated financial results for the year ended December 31, 2000, there will be revisions to those financial statements which will impact the restatement for the year ended December 31, 2001 and related interim periods. The audit committee has discussed with our independent auditors the conclusions of the audit committee discussed in this report.

It is our objective to amend our Form 10-K for the fiscal year ended December 31, 2003 as soon as practicable to reflect the restatements. While we believe for the reasons described above that a restatement of our financial statements is necessary for our 2001, 2002 and 2003 fiscal years, there can be no assurance that we will be able to complete the restatement or to file an amended Form 10-K for the fiscal year ended December 31, 2003 for the reasons set forth in the following paragraph.

The filing of the amended Form 10-K for the fiscal year ended December 31, 2003 and the filing of our quarterly reports for the first, second and third quarters of 2004 require that we have enough resources to maintain our operations until the restatement is completed. In addition, in order to file the amended Form 10-K, our independent auditors require representations for the periods being restated and the SEC regulations require certifications of the financial results that will be included in the amended Form 10-K, with those representations and certifications to be provided by our chief executive officer, principal financial officer and principal accounting officer. We will need to provide similar representations to our independent auditors before we can complete the quarterly reports. Due to our difficult financial situation discussed below and the additional work remaining to complete the restatement and to finalize the unaudited results for the interim quarters of the fiscal year ending December 31, 2004, and as a result of the recent resignations of our Chief Financial Officer and Corporate Controller announced in a separate Form 8-K filed November 18, 2004, the timing of the filing of the amended Form 10-K and the quarterly reports is uncertain.

     Results of Audit Committee Investigation

The audit committee determined that revenues related to contracts with one of our U.S. customers were prematurely recognized in a quarter preceding the quarter in which the transactions should have been recognized under applicable revenue recognition rules, American Institute of Certified Public Accountants’ Statement of Position 97-2 (SOP 97-2), “Software Revenue Recognition” and Securities and Exchange Commission Staff Accounting Bulletin 104 (SAB 104), “Revenue Recognition.” Under SOP 97-2 and SAB 104, a requirement for revenue recognition is the occurrence of acceptance or expiration of the acceptance period when acceptance criteria are specified. The audit committee’s investigation revealed that the acceptance requirement was not met in the quarters in which revenue was recognized for certain transactions relating to purchases of products by the U.S. customer. The audit committee found no evidence to suggest that the revenues and cash flows associated with the U.S. customer’s contracts were not genuine. The U.S. customer’s contracts were valid, products were delivered, and we received cash. We performed an analysis of the extent and quantification of the prematurely recognized revenue, which forms the basis of the need to restate our financial results for the 2001, 2002 and 2003 fiscal years. Included in the analysis are adjustments made as a result of the irregularities and errors involving the Asia and other operations and additional errors noted during the course of the investigation. While these additional errors and the errors involving the Asia and other operations were not individually material for reporting purposes and would not have required a restatement of previously issued financial statements, they are being corrected as part of the restatement resulting from the adjustments related to the acceptance provisions with this one U.S. customer.

For purposes of the restatement, the revenue improperly recognized in a particular quarter will be deferred and recognized in the quarter in which acceptance requirements were satisfied. For example, if a product sale having a value of $100 was prematurely recognized in one quarter, the $100 will be deferred from the revenue in that quarter and then recognized in a later quarter in which customer acceptance requirements were satisfied. In addition to revenue shifting between periods, there will be a resultant impact on cost of goods sold and operating expenses. The effects on income taxes, net loss, earnings/loss per share, total assets, total liabilities, working capital and stockholders’ equity will also be taken into account in the restatement.

     Restatement of Financial Results (unaudited)

As a result of the audit committee’s investigation into our revenue recognition practices, the audit committee has determined that we should restate our financial results for the years ended December 31, 2001, 2002 and 2003. In connection with the restatement of our financial results for each of these years, the interim financial results for the quarters ended March 31, June 30, September 30 and December 31 of each of these years will be revised. Our preliminary estimates are that the net effect on our revenues was a decrease in the range of $0.17 million to $0.25 million, an increase in the range of $1.04 million to $1.28 million, and a decrease in the range of $0.11 million to $0.18 million in the fiscal years ended December 31, 2001, 2002 and 2003, respectively. For each of these years, the estimated dollar and percentage effect on revenues for each quarterly period is stated below. No audit has yet been conducted on restated financial results. The completion of the restatement and the audit may result in adjustments beyond the ranges estimated in this Form 8-K.

Fiscal Year 2001

     The effect on revenues for the first quarter of the 2001 fiscal year was an increase in the range of $1.1 million to $1.3 million, or 25.1% to 29.7%. The effect on revenues for the second quarter of the 2001 fiscal year was a decrease in the range of $0.1 million to $0.12 million, or 1.2% to 1.5%. The effect on revenues for the third quarter of the 2001 fiscal year was a decrease in the range of $0.02 million to $0.03 million or 0.3% to 0.4%. The effect on revenues for the fourth quarter of the 2001 fiscal year was a decrease in the range of $1.15 million to $1.4 million, or 15.6% to 19.0%. As a percentage, the effect on revenues for the 2001 fiscal year was a decrease in the range of 0.6% to 0.9%.

Fiscal Year 2002

     The effect on revenues for the first quarter of the 2002 fiscal year was an increase in the range of $1.15 million to $1.40 million, or 17.4% to 21.2%. The effect on revenues for the second quarter of the 2002 fiscal year was a decrease in the range of $0.2 million to $0.24 million, or 3.0% to 3.6%. The effect on revenues for the third quarter of the 2002 fiscal year was a decrease in the range of $0.08 million to $0.09 million, or 1.3% to 1.5%. The effect on revenues for the fourth quarter of the 2002 fiscal year was an increase in the range of $0.17 million to $0.21 million, or 3.4 % to 4.2%. As a percentage, the effect on revenues for the 2002 fiscal year was an increase in the range of 4.3% to 5.2%.

Fiscal Year 2003

     The effect on revenues for the first quarter of the 2003 fiscal year was a decrease in the range of $0.03 million to $0.05 million, or 0.6% to 0.9%. The effect on revenues for the second quarter of the 2003 fiscal year was a decrease in the range of $0.3 million to $0.4 million, or 5.1% to 6.5%. The effect on revenues for the third quarter of the 2003 fiscal year was an increase in the range of $0.28 million to $0.35 million, or 5.2% to 6.5%. The effect on revenues for the fourth quarter of the 2003 fiscal year was a decrease in the range of $0.06 million to $0.08 million, or 1.3% to 1.7%. As a percentage, the effect on revenues for the 2003 fiscal year was a decrease in the range of 0.5% to 0.8%.

Current Liquidity and Financial Condition (unaudited)

The information provided below relating to our current financial status is for informational purposes and is not being provided as part of a statement of results of operations, a balance sheet, or a statement of cash flows prepared in accordance with U.S. Generally Accepted Accounting Principles.

On September 30, 2004, we had cash and cash equivalents of approximately $2.4 million. During October 2004, we used an additional $1.0 million to fund operations and we expect to continue to use cash to fund our operating activities for the foreseeable future. Accordingly, cash resources available for operations as of October 31, 2004 were approximately $1.4 million. In addition, as of October 31, 2004, we had other current assets of approximately $3.1 million. As of that same date, we had existing current obligations of approximately $12.1 million, of which approximately $4.2 million were secured by our cash deposits and substantially all of our assets.

We have operated at a loss since our inception and have financed our operations primarily through private and public placements of equity securities, revenue from the sale of our products and services and through credit facilities. We expect continued operating losses for the remainder of 2004 and 2005. As a result, absent an infusion of new capital, we are likely to run out of cash resources within the next 20-60 days. Additionally, as a result of the special investigation, our customers have questioned our financial viability, resulting, we believe, in reduced product sales. In addition, as a result of the restatement of our financial results, our customers may continue to question our financial viability and to also question our integrity, which could materially adversely affect our business, financial condition and results of operations. We cannot determine the extent to which our revenue may be adversely impacted by the results of the special investigation and the restatement of our financial results.

We have recently become the subject of U.S. federal class-action securities litigation related to the decline in the value of our common stock. The complaints allege that we, along with certain of our executive officers, violated securities laws by artificially inflating our stock price through materially misleading statements and omissions to the public and by otherwise engaging in fraud against the plaintiffs. Each of the named executive officers is party to an indemnification agreement with us in which, subject to certain exclusions and limitations, we have agreed to advance all expenses necessary for the defense of such lawsuits and to reimburse them for any damages they are required to pay. The complaints seek unspecified compensatory damages, as well as costs and expenses of plaintiffs’ attorneys in bringing the action against us. If we were unsuccessful in litigating this complaint, we could be subject to substantial damages. Additionally, even if we are successful in defending these actions, securities class actions can be expensive and time-consuming to litigate and we might incur substantial legal costs in defending the matter. Although we believe our directors’ and officers’ liability insurance provides coverage for legal costs as well as any damages incurred in this litigation, the coverage would be subject to a deductible of up to $500,000, which would be our obligation. Furthermore, the existence of these lawsuits may deter potential investors from investing in our securities, substantially impair the valuation we receive in any financing or sale of our business, and/or substantially delay the timing with which we can consummate a financing or sale of our business.

Forbearance by Silicon Valley Bank

We became party to a $3 million secured credit facility with Silicon Valley Bank pursuant to a Loan and Security Agreement dated as of April 3, 2003, as amended by an Amendment to Loan Documents dated as of May 25, 2004 (as amended, the “Loan Agreement”). As of October 31, 2004, $2.5 million of our secured obligations were subject to this credit facility with the bank. In addition, the Loan Agreement contains financial and non-financial covenants, including a monthly liquidity covenant which we have already violated as of August 31, 2004.

On September 13, 2004, we entered into a Temporary Forbearance Agreement with Silicon Valley Bank pursuant to which the bank agreed to forbear from exercising (but not to waive) its rights and remedies against us as a result of our default under the Loan Agreement until September 21, 2004.

On September 29, 2004, we entered into an Extension Agreement with Silicon Valley Bank, effective as of September 13, 2004, in which the date of expiration of the Temporary Forbearance Agreement was extended through October 4, 2004. Since that time, we have continued to have discussions with the bank regarding our financial situation.

On November 16, 2004, Silicon Valley Bank signed an Amendment and Extension Agreement with us, in which the date of expiration of the Temporary Forbearance Agreement was extended through November 15, 2004, the maximum amount of the credit facility pursuant to the Loan Agreement was reduced from $3 million to $2.5 million, and we agreed that the Loan Agreement would be amended to require us to direct all of our customers to remit payments to a cash collateral account controlled by the bank. We also agreed to provide additional weekly financial reporting to the bank.

In consideration of this forbearance, we agreed to pay a $100,000 fee to the bank on the earlier to occur of (i) the receipt by us of proceeds for the issuance of equity securities, (ii) the acceleration of the credit facility, or (iii) the maturity date of the loan. We also agreed to pay a success fee to the bank of the lesser of an additional $100,000 or 1% of our gross valuation on the earlier to occur of the closing of any change in control or equivalent transaction or the maturity date of the loan. In addition, we agreed to reprice an existing warrant held by the bank to purchase 7,218 of our shares of common stock at $2.54 per share to a price of $0.01 per share.

We remain in negotiations with the bank regarding a restructuring of our credit facility that would include within it a waiver of our existing covenant violations. Nevertheless, we cannot assure you that we will be successful in negotiating a restructuring and therefore that we will receive a waiver of our existing covenant violations. In addition, the bank has not agreed to any subsequent forbearance after November 15, 2004. If the bank were to declare the loan in default based on our past violations or any future violation, it would be able to seize the cash in our deposit accounts and this would eliminate our ability to operate. We cannot assure you that the bank will enter into any new forbearance period, or that it will not declare a default at this time or after the expiration of any new forbearance period.

Bankruptcy Risk; Dilution Risk

If we are unable to consummate a financing or a sale transaction in the next 20-60 days or to maintain our relationship with Silicon Valley Bank, we may have no choice but to file for relief from our creditors under Chapter 11 or 7 of the United States Bankruptcy Code. Moreover, because of the magnitude of our existing and contingent liabilities, even if we are able to find investors willing to purchase our securities or our business, we may be compelled to file for bankruptcy protection in order to consummate such a transaction on a timely basis.

Even if we complete a financing and avoid bankruptcy, any such financing will be highly dilutive to our existing stockholders.

Cautionary Statement:

In addition to the historical information contained in this Current Report, this Current Report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties.

These forward looking statements include, without limitation, statements containing the words “believes,” “anticipates,” “expects,” “intends” and words of similar import. Such forward-looking statements will have known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.

Such factors include, among others: our need to raise additional capital on a timely basis to fund our operating requirements; any adverse impact on us from the resignation of our Chief Financial Officer and Corporate Controller; our ability to hire a new Chief Financial Officer and a new Corporate Controller; any adverse impact on us from the risk of a bankruptcy filing, including the risk that vendors will refuse to do business with us; any adverse impact on us from the special investigation and restatement of previously announced financial results; any adverse impact arising from the delay in filing required periodic reports; any impact of our inability to raise additional operating funds on favorable terms, or at all; our ability to enter into a financing or sale transaction; whether Silicon Valley Bank continues to forbear in exercising any of its remedies under the Loan Agreement; whether Silicon Valley Bank agrees to waive any violations of the covenants contained in the Loan Agreement, as amended; the volatility of our stock price; our potential inability to maintain business relationships with our integrators, distributors and suppliers; and other risk factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2003 and in our other public filings with the SEC.

We assume no obligation to update any forward-looking statements contained herein. Our expectations and the events, conditions and circumstances on which these forward-looking statements are based may change.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 19, 2004	FIRST VIRTUAL COMMUNICATIONS, INC.
	By:	/s/ Jonathan Morgan
Jonathan Morgan
Chief Executive Officer